UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021 (March 2, 2021)

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 3, 2021, Global Medical REIT Inc. (the “Company”) announced its financial position as of December 31, 2020 and operating results for the three months and year ended December 31, 2020 and other related information. The Company also posted its Fourth Quarter 2020 Earnings Supplemental (the “Supplemental”) to the Company’s website at www.globalmedicalreit.com. The press release and Supplemental are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information included in this Item 2.02 of this Current Report on Form 8-K, including the press release and Supplemental, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.08	Shareholder Director Nominations

The board of directors of the Company has established May 26, 2021 as the date of the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”).  This date represents a change of more than 30 days from the anniversary date of the Company’s 2020 annual meeting of stockholders held on September 2, 2020.  As a result, the deadlines for stockholders to submit proposals and nominations of directors as set forth in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders are no longer effective.

Under the Company’s third amended and restated bylaws (as so amended and restated, the “Bylaws”), for stockholder proposals and director nominations to be presented at the 2021 Annual Meeting (other than by means of inclusion of a stockholder proposal in the proxy materials pursuant to Rule 14a-8 under the Exchange Act, which is described below), the Company must receive proper notice at the Company’s principal executive offices not later than 5:00 p.m., Eastern Time on March 13, 2021. The notice must include all of the information required by the Bylaws.

Stockholder proposals intended for inclusion in the Company’s definitive proxy statement for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices no later than March 13, 2021 (which the Company believes is a reasonable time before it begins to print and send its proxy materials). Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2021 Annual Meeting.

All proposals and nominations must be addressed to the Secretary of the Company at 2 Bethesda Metro Center, Suite 440, Bethesda, Maryland 20814 Attn: Danica Holley, Chief Operating Officer.

Item 8.01	Other Events.

On March 3, 2021, the Company announced the declaration of:

•	a cash dividend for the first quarter of 2021 of $0.205 per share of common stock to stockholders of record as of March 24, 2021, to be paid on April 8, 2021; and

•	a cash dividend of $0.46875 per share to holders of its Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of record as of April 15, 2021, to be paid on April 30, 2021. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from January 31, 2021 through April 29, 2021.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1*	Fourth Quarter and Year End 2020 Earnings Release.
99.2*	Fourth Quarter and Year End 2020 Earnings Supplemental.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: March 3, 2021